Exhibit 10.6
     This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) dated as of June 30, 2005 is made and entered into by and between American Real Estate Partners, L.P., a Delaware limited partnership (the “Company”), and the other signatories listed hereto (each a “Holder” and collectively the “Holders”). Capitalized terms used herein, but not otherwise defined shall have the meaning set forth in the Amended and Restated Agreement of Limited Partnership of the Company (as amended from time to time, the “Partnership Agreement”).
     WHEREAS, the Company contemplates the issuance to Holders (the “Issuance”) of depositary units representing limited partnership interests the Company (“Depositary Units”); and
     WHEREAS, the Holders desire, and the Company agrees to grant to the Holders, certain registration rights with respect to the Depositary Units.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
GRANT OF REGISTRATION RIGHTS
          Section 1.1 RIGHTS GRANTED. The Company agrees that, upon consummation of the Issuance, the Holders shall be entitled to the registration rights described in Article IV herein.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          The Company hereby represents and warrants to the Holders as follows:
          Section 2.1 DUE FORMATION OF THE COMPANY. The Company is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Company has full organizational power and authority to execute and deliver this Agreement and to perform the Company’s obligations hereunder and to consummate the transactions contemplated hereby.
          Section 2.2 AUTHORITY. The execution and delivery by the Company of this Agreement, and the performance by such party of its obligations hereunder, have been duly and validly authorized by the Board of Directors of its general partner, no other corporate action on the part of the Company or its partners being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
          Section 2.3 CAPITAL STRUCTURE. The Depositary Units, when issued, will be duly authorized, validly issued, fully paid and nonassessable.
          Section 2.4 NO CONFLICTS. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:
               (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the organizational documents of the Company;
               (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company or any of its Assets and Properties (other than such conflicts, violations or breaches (i) which will not in the aggregate adversely affect the validity or enforceability of this Agreement or have a material adverse effect on the Business or Condition of the Company or (ii) as would occur solely as a result of the identity or the legal or regulatory status of the Holders or any of its Affiliates); or
               (c)(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon the Company or any of its Assets and Properties under, any Contract or License to which the Company is a party or by which any of its Assets and Properties is bound.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE HOLDERS
          Each of the Holders severally represents and warrants to the Company as follows:
          Section 3.1 ORGANIZATION OF THE HOLDERS. Such Holder is duly organized, validly existing and in good standing under the Laws of the state of its organization. Such Holder is duly authorized to execute and deliver this Agreement and to perform such Holder’s obligations hereunder and to consummate the transactions contemplated hereby.
          Section 3.2 AUTHORITY. The execution and delivery by such Holder of this Agreement, and the performance by such Holder of its obligations hereunder, have been duly and validly authorized, no other action on the part of such Holder being necessary. This

Agreement has been duly and validly executed and delivered by such Holder and constitutes a legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms.
          Section 3.3 NO CONFLICTS. The execution and delivery by such Holder of this Agreement does not, the performance by such Holder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:
               (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of its operating agreement (or other comparable organizational documents) of such Holder;
               (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Holder or any of its Assets and Properties (other than such conflicts, violations or breaches (i) which will not in the aggregate adversely affect the validity or enforceability of this Agreement or have a material adverse effect on the Business or Condition of such Holder or (ii) as would occur solely as a result of the identity or the legal or regulatory status of the Company or any of its Affiliates); or
               (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Holder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon such Holder or any of its Assets and Properties under, any Contract or License to which such Holder is a party or by which any of its Assets and Properties is bound.
ARTICLE IV
COVENANTS OF THE COMPANY
          The Company covenants and agrees with the Holders that the Company will comply with the covenants and provisions of this ARTICLE IV, except to the extent the Holders may otherwise consent in writing:
          Section 4.1 PIGGY-BACK REGISTRATION. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to a demand for registration made by any Holder of Registrable Securities) any of its equity securities, or warrants to purchase equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to Depositary Units to be issued solely in connection with any acquisition of any entity or business, it shall send to each Holder of Registrable Securities as reflected on the books and records of or maintained on behalf of the Company, including each Holder who has the right to acquire, who is entitled to registration rights under this SECTION 4.1 written notice of such determination and, if within fifteen (15) days after receipt of such notice, such Holder shall so request in writing, the Company shall use its reasonable efforts to include in such registration statement all or any part of the Registrable Securities such Holder requests to be registered, except that if, in connection with any underwritten public offering of the Company the managing underwriter shall impose a limitation on the number of Units which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which such Holder has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities which are not entitled by right to inclusion of securities in such registration statement pursuant to this ARTICLE IV. No incidental right under this SECTION 4.1 shall be construed to limit any registration required under SECTION 4.2. The obligations of the Company to a Holder under this SECTION 4.1 may be waived only by such Holder. Anything herein to the contrary notwithstanding, no other registration rights (demand or piggy-back) with respect to any debt or equity securities shall be granted to any Person without the consent of the Holders.
          Section 4.2 DEMAND REGISTRATION.
               (a) If at any time and from time to time after the date hereof Holders of a majority (determined by capital account balance) of Registrable Securities owned by all Holders (the “Required Holders”) shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale Registrable Securities held by such Holders which constitute at least twenty percent (20%) of the Registrable Securities, then the Company will so notify all Holders of Registrable Securities, including all Holders who have a right to acquire Registrable Securities. Upon written request of any Holder given within fifteen (15) days after the receipt by such Holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by any Holder thereof (including the Holder or Holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible. In connection with any request by any Holder of Registrable Securities for registration thereof pursuant to this SECTION 4.2, the Company shall have the right (to be exercised not more than one time in any 365 day period) to defer the filing of a registration statement with the Commission for up to 90 days after such filing would otherwise be required hereunder if the Company shall furnish to the Holders requesting such registration a certificate approved by the Board of Directors of the General Partner of the Company stating that, in the good faith judgment of the Company, it would be materially detrimental to the interests of the Company for such registration statement to be filed at such time.

               The Company will not be obligated to effect more than two registrations pursuant to this Section 4.2, provided that a request for registration will not count for the purposes of this limitation if (i) the Required Holders determine in good faith to withdraw (prior to the effective date of the registration statement relating to such request) the proposed registration due to marketing or regulatory reasons, (ii) the registration statement relating to such request is not declared effective within 180 days of the date such registration statement is first filed with the Commission, (iii) prior to the sale of at least 90% of the Registrable Securities included in the registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Required Holders’ reasonable satisfaction within 30 days of the date of such order, or (iv) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by the Required Holders). Notwithstanding the foregoing, the Company will pay all reasonable expenses in connection with any request for registration pursuant to Section 4.2 regardless of whether or not such request counts toward the limitation set forth above.
          Section 4.3 REGISTRATIONS ON FORM S-3. In addition to the rights provided the Holders of Registrable Securities in SECTIONS 4.1 and 4.2, if the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of one or more Holders of Registrable Securities for the registration of at least twenty percent (20%) of the Registrable Securities, the Company will so notify each Holder of Registrable Securities, including each Holder who has a right to acquire Registrable Securities, and then will, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Securities as the Holder or Holders shall specify in the initial request to the Company or upon written request of a Holder to the Company given within fifteen (15) days after the receipt by the Holders from the Company of such notification.
          Section 4.4 EFFECTIVENESS. The Company will use its best efforts to maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering, or one year in the case of a “shelf’ registration statement on Form S-3) of any registration statement pursuant to which any of the Registrable Securities are being offered, and from time to time will use reasonable efforts to amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each Holder of Registrable Securities with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

          Section 4.5 INDEMNIFICATION BY THE COMPANY. (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will indemnify and hold harmless each Holder and each underwriter of the Registrable Securities (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such Units may be sold) and each Person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by any such Holder of Registrable Securities (in the case of indemnification of such Holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling Person) expressly for use therein, or unless (ii) in the case of a sale directly by such Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder of Registrable Securities to engage in a distribution solely on behalf of such Holder of Registrable Securities), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such Holder of Registrable Securities or such underwriter on a timely basis, and such Holder of Registrable Securities failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registerable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.
               (b) Promptly after receipt by any Holder of Registrable Securities, any underwriter or any controlling Person, of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Securities, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof (provided, that failure by any such person to so notify the

Company shall not relieve the Company from any liability it may have hereunder to any other Person entitled to claim indemnity or contribution hereunder) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Securities, such underwriter or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.
               (c) Such Holder of Registrable Securities, any such underwriter or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company. The Company shall not be liable to indemnify any Person for any settlement of any such loss, claim, damage, expense, liability or action effected without the Company’s written consent. The Company shall not, except with the approval of each party being indemnified under this SECTION 4.5, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.
               (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Holder of Registrable Securities exercising rights under this ARTICLE IV, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this SECTION 4.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this SECTION 4.5 provides for indemnification in such case, then, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder of Registrable Securities on the other, and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such Holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section

1 I (f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
          Section 4.6 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, each Holder of the Registrable Securities so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such of the Units may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as (i) any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Securities expressly for use therein and (ii) in the case of a sale directly by such Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder of Registrable Securities to engage in a distribution solely on behalf of such Holder of Registrable Securities), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such Holder of Registrable Securities or such underwriter on a timely basis, and such Holder of Registrable Securities failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registerable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act; provided, however, that such Holder’s obligations hereunder shall be limited to an amount equal to the aggregate public offering price of the Registrable Securities sold by such Holder in such registration, net of any underwriting discounts or commissions paid by such Holder.
               (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Securities hereunder, the Company will notify such Holder of Registrable Securities in writing of the commencement thereof (provided, that failure by the Company to so notify such Holder shall not relieve such Holder from any liability it may have hereunder to any other Person entitled to claim indemnity or contribution hereunder), and such Holder of Registrable Securities shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Securities. The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such Holder of Registrable Securities shall not be at the expense of such Holder of Registrable Securities unless employment of such counsel has been specifically authorized in writing by such Holder of Registrable Securities. Such Holder of Registrable Securities shall not be liable to indemnify any Person for any settlement of any such loss, claim, damage, expense, or liability or action effected without such Holder’s written consent.
               (c) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company or another Person entitled to indemnification pursuant to this SECTION 4.6 makes a claim for indemnification pursuant to this SECTION 4.6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this SECTION 4.6 provides for indemnification, in such case, then, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder of Registrable Securities on the other, and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such Holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
          Section 4.7 EXCHANGE ACT REGISTRATION. If the Company at any time shall list any class of equity securities on any national securities exchange or obtain authorization for Units of such class to be quoted on an automated quotation system and shall register such class of equity securities under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange or qualify for trading on such automated quotation system and maintain such listing or authorization of, the Registrable Securities of such class. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to such equity securities. The Company shall furnish to any Holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Securities without registration. The Company agrees to use its best efforts to facilitate and expedite transfers of the Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.
          Section 4.8 DAMAGES. The Company recognizes and agrees that the Holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with this ARTICLE IV and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Holder of Registrable Securities or any other Person entitled to the benefits of this ARTICLE IV requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this ARTICLE.
          Section 4.9 FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding SECTIONS of this ARTICLE IV, the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:
               (i) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as said Holder may reasonably request to facilitate the public offering of its Registrable Securities;
               (ii) Use its best efforts to register or qualify the Registrable Securities covered by said registration statement under the applicable securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

               (iii) Furnish to each selling Holder a signed counterpart, addressed to the selling Holders and any underwriter, of “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or “comfort” letters to the underwriters in an underwritten public offering of securities;
               (iv) Permit each selling Holder of Registrable Securities or such Holder’s counsel or other representatives to inspect and copy such non-confidential corporate documents and records as may reasonably be requested by them;
               (v) Furnish to each selling Holder of Registrable Securities a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;
               (vi) Use its best efforts to insure the obtaining of all necessary approvals from the NASD or other applicable regulatory authority, if applicable;
               (vii) Use its best efforts to cause all Registrable Securities so registered pursuant hereto to be listed on any securities exchange or authorized for quotation in any automated quotation system on or in which outstanding Units are listed or authorized for quotation at the time such registration is declared effective by the Commission;
               (viii) Designate a transfer agent and registrar for the class or classes, or series or series, of Units which include such Registrable Securities and obtain a CUSIP number for same, in each case not later than the date such registration is declared effective by the Commission; and
               (ix) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering the initial public offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
          Whenever under the preceding SECTIONS of this ARTICLE IV the Holders of Registrable Securities are registering such securities pursuant to any registration statement, each such Holder agrees to timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Securities.
          Section 4.10 EXPENSES. In the case of each registration effected under this Article IV, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling Holders of Registrable Securities, including, but not limited to, the Company’s printing, legal and accounting fees and expenses, Commission and NASD filing fees and “Blue Sky” fees; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders of the Registrable Securities, or the fees and expenses of counsel for the selling Holders of Registrable Securities in connection with the registration of the Registrable Securities. The Company shall also pay all expenses of the Holders of the Registrable Securities in connection with any registration initiated pursuant to this ARTICLE IV which is withdrawn or abandoned at the request of the Company.
          Section 4.11 TRANSFERABILITY. (a) For all purposes of ARTICLE IV of this Agreement, a Holder or assignee thereof who becomes a party to this Agreement in accordance with SECTION 4.11(b) hereof shall be deemed at any particular time to be the Holder of all Registrable Securities of which such Person shall at such time be the “beneficial owner,” determined in accordance with Rule 13d-3 under the Exchange Act.
               (b) For all purposes of ARTICLE IV of this Agreement, the Holder of Registrable Securities shall include not only the Holder, but also any assignee or transferee of the Registrable Securities; provided, however, that such assignee or transferee agrees in writing to be bound by all of the provisions of this Agreement.
          Section 4.12 MERGERS, ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the proposed surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to Registrable Securities shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this SECTION 4.12 shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving entity if all Holders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (i) cash, or (ii) securities of the acquiring entity which may be immediately sold to the public without registration under the Securities Act.
ARTICLE V DEFINITIONS

          Section 5.1 DEFINITIONS. As used in this Agreement, the following defined terms have the meanings indicated below:
          “Affiliate” means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.
          “Agreement” has the meaning ascribed to it in the forepart of this Agreement.
          “Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.
          “Business or Condition of the Company” means the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.
          “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.
          “Company” has the meaning ascribed to it in the forepart of this Agreement.
          “Contract” means any agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract.
          “Depositary Units” has the meaning ascribed to it in the recitals of this Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.
          “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision.

          “Holder” has the meaning ascribed to it in the forepart of this Agreement. “Holders” has the meaning ascribed to it in the forepart of this Agreement. “Issuance” has the meaning ascribed to it in the recitals of this Agreement.
          “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.
          “License” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.
          “Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.
          “NASD” means the National Association of Securities Dealers, Inc.
          “Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).
          “Partnership Agreement” has the meaning ascribed to it in the forepart of this Agreement.
          “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.
          “Registrable Securities” shall mean and include the Depositary Units owned by a Holder; provided, however, that Registrable Securities shall cease to be Registrable Securities upon the consummation of any sale pursuant to a registration statement or Rule 144 under the Securities Act.
          “Required Holders” has the meaning ascribed to it in Section 4.2(a) of this Agreement.
          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

          “Subsidiaries” means all Persons in which the Company, directly or indirectly, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Persons.
ARTICLE VI
MISCELLANEOUS
          Section 6.1 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.
          Section 6.2 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.
          Section 6.3 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.
          Section 6.4 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.
          Section 6.5 ASSIGNMENT; BINDING EFFECT. This Agreement and any right, interest or obligation hereunder may be assigned by Holder without the prior written consent of the Company. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.
          Section 6.6 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
          Section 6.7 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.
          Section 6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.
          Section 6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

AMERICAN REAL ESTATE PARTNERS, L.P.
By: American Property Investors, Inc.,
Its general partner

By:	/s/ Keith Meister
Name:	Keith Meister
Title:	Chief Executive Officer

HOLDERS:

HIGHCREST INVESTORS CORP.,

By:	/s/ Richard Buonato
Name:	Richard Buonato
Title:	Senior Vice President

ARNOS CORP.,

By:	/s/ Edward Mattner
Name:	Edward Mattner
Title:	Vice President

CYPRUS, LLC
By: Barberry Corp., Managing Member

By:	/s/ Edward Mattner
Name:	Edward Mattner
Title:	Authorized Signatory

GASCON PARTNERS
By:Cigas Corp., Managing General Partner

By:	/s/ Edward Mattner
Name:	Edward Mattner
Title:	President
[signature page to AREP registration rights agreement]